                                                                   EXHIBIT 10.24

                                   NALCO LLC

                                 2004 UNIT PLAN

     SECTION 1. Purpose. The purposes of this Nalco LLC 2004 Unit Plan (the
"Plan") are to promote the interests of Nalco LLC (the "Company") and its members by (i) attracting and retaining exceptional officers and other employees, non-employee directors and consultants of the Company and its
Subsidiaries and (ii) enabling such individuals to acquire an equity interest in and participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Award" shall mean the grant of the right to purchase Class A Units, Class
B Units, Class C Units and/or Class D Units.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Company is a party) evidencing any Award granted hereunder.

     "Board" shall mean the Board of Directors of the Company.

     "Class A Unit" shall mean a Class A Unit as defined in the LLC Agreement.

     "Class B Unit" shall mean a Class B Unit as defined in the LLC Agreement.

     "Class C Unit" shall mean a Class C Unit as defined in the LLC Agreement.

     "Class D Unit" shall mean a Class D Unit as defined in the LLC Agreement.

     "Committee" shall mean the Board or any person or persons designated by the
Board to administer the Plan.

     "Company" shall mean Nalco LLC, a Delaware limited liability company, together with any successor thereto.

     "Effective Date" shall mean the date the Plan is adopted by the Board, or such later date as designated by the Board.

     "LLC Agreement" shall mean the Second Amended and Restated Limited
Liability Company Operating Agreement of the Company, dated as of April __,
2004, as amended from time to time.

     "Participant" shall mean any officer or other employee, non-employee director or consultant of the Company or its Subsidiaries eligible for an Award under Section 4 and selected by the Committee to receive an Award under the
Plan.

     "Plan" shall mean this Nalco LLC 2004 Unit Award Plan.

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     "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Unit" shall mean a Class A Unit, a Class B Unit, a Class C Unit or a Class
D Unit.

     SECTION 3. Units Subject to the Plan.

     The total number of Class A Units which may be issued under the Plan is
821,750,000, the total number of Class B Units which may be issued under the
Plan is 1,623,919,566, the total number of Class C Units which may be issued under the Plan is 1,623,919,566 and the total number of Class D Units which may be issued under the Plan is 1,082,613,044. Units which are subject to Awards which terminate or lapse may be granted again under the Plan.

     SECTION 4. Administration.

     (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number and/or class of Units to be covered by an Award; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited, or suspended; (v) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, and any member of the
Company.

     SECTION 5. Eligibility. Any officer or other employee, non-employee director or consultant to the Company or any of its Subsidiaries (including any prospective officer, employee, non-employee director or consultant) shall be eligible to be designated a Participant.

     SECTION 6. Awards.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Awards shall be granted, the purchase price, if any, of an Award, the number and class of
Units to be covered by each Award and the conditions and limitations applicable to the Award.

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     (b) Subject to LLC Agreement/Management Members Agreement. As a condition to the grant of an Award, the Participant will be required to become a party to the LLC Agreement and a management members agreement with the Company (the
"Management Members Agreement") and the Units acquired will be held subject to the terms and conditions of the LLC Agreement and the Management Members
Agreement.

     (c) Adjustments. In the event of any change in the outstanding Units after the Effective Date by reason of any reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Units or other exchange or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Units or other securities issued or reserved for issuance pursuant to the
Plan or pursuant to outstanding Awards and/or (ii) any other affected terms of such Awards.

     SECTION 7. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would materially adversely affect the rights of any Participant or other holder of an Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by the Plan that would materially adversely affect the rights of any outstanding Award shall not effective without the consent of the affected Participant.

     SECTION 8. General Provisions.

     (a) No Rights to Awards. No person shall have any claim to be granted any
Award, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

     (b) Certificates. All certificates, if any, evidencing Units or other securities of the Company or any Subsidiary delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable Federal or state laws, and the
Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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     (c) Withholding. A Participant may be required to pay to the Company or any
Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of any applicable withholding taxes in respect of an Award or any payment or transfer under an
Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any Subsidiary. Further, the
Company or a Subsidiary may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award
Agreement.

     (e) Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     SECTION 9. Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of the Effective Date.

     (b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after such date.